Exhibit 99.1
[GRAPHIC OMITTED]

                                    For further information contact:
                                         Neal H. Sanders (781) 302-2439
                                    For release: November 12, 2004 at 4:00 p.m.

     ROBOTIC VISION SYSTEMS, INC. ANNOUNCES CHANGES TO FINANCIAL MANAGEMENT

NASHUA,  NEW  HAMPSHIRE -- Robotic  Vision  Systems,  Inc.  (RVSI) (OTC Bulletin
Board: RVSI.OB) today said Jeffrey Lucas, RVSI's Chief Financial Officer, has resigned for personal reasons. Mr. Lucas has been RVSI's Chief Financial Officer since September 2003.

     Certain of Mr. Lucas' responsibilities will be assumed on an interim basis by RVSI Controller Ron McDermott. The company is working with its auditor, Grant Thornton LLC, to identify candidates for a permanent replacement for Mr. Lucas.

     "We're disappointed to lose Jeff, but wish him well," said RVSI Chairman and Chief Executive Officer Pat V. Costa. "Jeff brought a high degree of professionalism to the position and he assisted the company through a difficult period."

ABOUT RVSI

Robotic Vision Systems, Inc. (RVSI) (RVSI.OB) has the most comprehensive line of machine vision systems available today. Headquartered in Nashua, New Hampshire, with offices worldwide, RVSI is the world leader in vision-based semiconductor inspection and Data Matrix-based unit-level traceability. Using leading-edge technology, RVSI joins vision-enabled process equipment, high-performance optics, lighting, and advanced hardware and software to assure product quality, identify and track parts, control manufacturing processes, and ultimately enhance profits for companies worldwide. Serving the semiconductor, electronics, aerospace, automotive, pharmaceutical and packaging industries, RVSI holds more than 100 patents in a broad range of technologies. For more information visit www.rvsi.com or call (800) 669-5234.

FORWARD LOOKING STATEMENT

Except for the historical information herein, certain matters discussed in this release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to: the historical cyclical nature of the semiconductor industry, risks in products and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, both here and abroad, timely development and release of new products, strategic suppliers and customers, the effect of the company's accounting policies and other risk factors detailed in the Company's annual report on Form 10-K, and other filings with the Securities and Exchange Commission.